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                                                                     EXHIBIT 3.4
RECORDING REQUESTED BY
AND MAIL BACK TO:



                               AMENDMENT NO. 2

                                    TO THE
                  AMENDED AND RESTATED DECLARATION OF TRUST
                                      OF
                            VINLAND PROPERTY TRUST
               (FORMERLY CONSOLIDATED CAPITAL REALTY INVESTORS)

                        =============================


        The Amended and Restated Declaration of Trust dated May 27, 1987 for VINLAND PROPERTY TRUST (formerly Consolidated Capital Realty Investors), recorded on July 29, 1987 as Instrument No. 87212436 in the Alameda County Records, as amended by Amendment No. 1 effective April 13, 1989, recorded on July 13, 1989 as Instrument No. 89188236 in the Alameda County Records (collectively the "Declaration of Trust") is hereby amended as follows, such amendment having been approved by Shareholders holding a majority of the outstanding Shares of Beneficial Interest entitled to vote thereon at a meeting held on November 20, 1995:

        The following language shall be added to Section 6.1 of the Declaration of Trust following the existing language of Section 6.1

                "The Trustees shall also have the power, in their sole discretion, to effect reverse share splits on a pro-rata basis and to redeem for cash any fractional shares out-standing as a result thereof."





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        IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of November 20, 1995.

                                                    /s/ WILLIAM S. FRIEDMAN
                                                    ----------------------------
                                                    WILLIAM S. FRIEDMAN, Trustee


                                                    /s/ JOHN A. DOYLE
                                                    ----------------------------
                                                    JOHN A. DOYLE, Trustee



                                                    ----------------------------
                                                    MICHAEL E. SMITH, Trustee


                                                    /s/ WILLIE K. DAVIS
                                                    ----------------------------
                                                    WILLIE K. DAVIS, Trustee


                                                    /s/ CHESTER BECK
                                                    ----------------------------
                                                    CHESTER BECK, Trustee





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STATE OF NEW YORK          )
                           ) SS.:
COUNTY OF NEW YORK         )

        On this 29th day of November, 1995, before me, the undersigned Notary Public in and for the County and State of New York, duly commissioned and sworn, personally appeared JOHN A. DOYLE and WILLIAM S. FRIEDMAN, each known to me to be the persons whose names are subscribed to the foregoing written instrument, and acknowledged to me that they each executed the same.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State of New York, the day and year above written.


                                  /s/ DAVID E. MILLER
                                  ----------------------------------------------
                                  Notary Public in and for the State of New York

                                  My Commission Expires:
                                                        ------------------------

                                               [NOTARY STAMP]






STATE OF ______________    )
                           ) SS.:
COUNTY OF _____________    )

        On this ____ day of November, 1995, before me, the undersigned Notary Public in and for the County and State of ______________________, duly commissioned and sworn, personally appeared MICHAEL E. SMITH, known to me to be the person whose name is subscribed to the foregoing written instrument, and acknowledged to me that he each executed the same.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State of_______________ , the day and year above written.



                                  ----------------------------------------------
                                  Notary Public in and for the State of

                                  -------------------------------------

                                  My Commission Expires:
                                                        ------------------------





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STATE OF TENNESSEE         )
                           ) SS.:
COUNTY OF DAVIDSON         )

        On this 29th day of November, 1995, before me, the undersigned Notary Public in and for the County and State of Tennessee, duly commissioned and sworn, personally appeared WILLIE K. DAVIS, known to me to be the person whose name is subscribed to the foregoing written instrument, and acknowledged to me that he executed the same.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State of Tennessee, the day and year above written.


                                  /s/ CARRI MOSS
                                  ----------------------------------------------
                                  Notary Public in and for the State of
                                                Tennessee
                                  -------------------------------------

                                                                   [NOTARY SEAL]

                                  My Commission Expires: [NOTARY STAMP]
                                                        ------------------------






STATE OF FLORIDA           )
                           ) SS.:
COUNTY OF PALM BEACH       )

        On this 29th day of November, 1995, before me, the undersigned Notary Public in and for the County and State of Palm Beach FL., duly commissioned and sworn, personally appeared CHESTER BECK, known to me to be the person whose name is subscribed to the foregoing written instrument, and acknowledged to me that he each executed the same.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State of Palm Beach FL., the day and year above written.


                                  /s/ JAMES MORIARTY
                                  ----------------------------------------------
                                  Notary Public in and for the State of
                                                Tennessee
[NOTARY SEAL]                     -------------------------------------

                                  My Commission Expires:        11/15/99
                                                        ------------------------





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